UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2022

KRYSTAL BIOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38210	82-1080209
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2100 Wharton Street, Suite 701
Pittsburgh, Pennsylvania 15203
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (412) 586-5830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01    Regulation FD Disclosure.

On August 18, 2022, Krystal Biotech, Inc. (the “Company”) issued a press release announcing the U.S. Food and Drug Administration’s (the “FDA”) acceptance of the Company’s Biologics License Application (“BLA”) for beremagene geperpavec (“B-VEC”), as further described below in Item 8.01 of this Current Report on Form 8-K. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this item 7.01, including Item 99.1 attached here, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01    Other Events.

On August 18, 2022, the FDA accepted the Company’s BLA for B-VEC for the treatment of patients with dystrophic epidermolysis bullosa. The application has been granted Priority Review designation and the FDA has set a Prescription Drug User Fee Act action date of February 17, 2023. The FDA stated in its BLA filing communication letter that it is not currently planning to hold an advisory committee meeting to discuss the application.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated August 18, 2022.
104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2022	KRYSTAL BIOTECH, INC.

	By:	/s/ Krish S. Krishnan
	Name:	Krish S. Krishnan
	Title:	Chairman and Chief Executive Officer